As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-271233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1276957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Peter Platzer

Chief Executive Officer

Spire Global, Inc.

8000 Towers Crescent Drive, Suite 1100

Vienna, Virginia 22182

(202) 301-5127

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman Griffin D. Foster Faegre Drinker Biddle and Reath LLP 2200 Wells Fargo Center 90 South Seventh Street (612) 766-7000	Boyd Johnson Spire Global, Inc. 8000 Towers Crescent Drive, Suite 1100 Vienna, Virginia 22182 (202) 301-5127

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Registration Statement”) is being filed by Spire Global, Inc., a Delaware corporation (the “Registrant”), solely for the purpose of correcting certain information contained in the “Calculation of Registration Fee” table and related footnotes set forth in Exhibit 107 to the Registrant’s Registration Statement on Form S-8 (File No. 333-271233) that was filed with the Securities and Exchange Commission on April 13, 2023 (the “Original Registration Statement”). The “Calculation of Registration Fee” table and related footnotes set forth in Exhibit 107 to this Registration Statement, which is included at the end of this Registration Statement following the signature page, amends and restates in its entirety the “Calculation of Registration Fee” table and related footnotes set forth in Exhibit 107 to the Original Registration Statement, which amendments include:

•

correcting the proposed maximum offering price per unit under both the Spire Global, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the Spire Global, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) from $0.627 to $0.6185, including changing the specified date that the high and low prices of the Registrant’s Class A Common Stock were reported on the New York Stock Exchange from April 5, 2023 to April 12, 2023;

•

correcting the maximum aggregate offering price (i) under the 2021 Plan from $4,504,348.56 to $4,443,284.83 and (ii) under the ESPP from $900,869.21 to $888,656.47; and (iii) in total from $5,405,217.77 to $5,331,941.30;

•	correcting the amount of registration fee under (i) the 2021 Plan from $496.38 to $489.65 and (ii) the ESPP from $99.28 to $97.93; and

•	correcting the total registration fee and net fee due from $595.66 to $587.58.

As a result of the corrected fee due being less than the registration fee paid upon filing of the Original Registration Statement, the required filing fee has been fully paid and no further fees are due as a result of these corrections. Except as set forth herein, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen Class A Common Stock Share Certificate.	8-K	001-39493	4.1	August 20, 2021
4.2	Spire Global, Inc. 2021 Equity Incentive Plan.	S-1	333-259733	10.3	September 23, 2021
4.3	Spire Global, Inc. 2021 Employee Stock Purchase Plan and related form agreements.	S-1	333-259733	10.4	September 23, 2021
5.1	Opinion of Faegre Drinker Biddle & Reath LLP*	S-8	333-271233	5.1	April 13, 2023
23.1	Consent of PricewaterhouseCoopers LLP*.	S-8	333-271233	23.1	April 13, 2023
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)*.	S-8	333-271233	5.1	April 13, 2023
24.1	Power of Attorney (contained on signature page hereto)*.
107	Filing Fee Table**.

*Previously filed with the Original Registration Statement.

**Included at the end of this Registration Statement following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on the 14th of April, 2023.

SPIRE GLOBAL, INC.

By:	/s/ Peter Platzer
Peter Platzer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Platzer	Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2023
Peter Platzer

/s/ Thomas Krywe	Chief Financial Officer (Principal Financial and Accounting Officer)	April 14, 2023
Thomas Krywe

*	Chief Operating Officer and Director	April 14, 2023
Theresa Condor

*	Director	April 14, 2023
Joan Amble

*	Director	April 14, 2023
Dirk Hoke

*	Director	April 14, 2023
Stephen Messer

*	Director	April 14, 2023
William Porteous

*By: /s/ Thomas Krywe____________

Thomas Krywe

Attorney-in-Fact

Exhibit 107

Calculation of Registration Fee

FORM S-8

(Form Type)

SPIRE GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Spire Global, Inc. 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	7,183,969(2)	$0.6185(4)	$4,443,284.83	0.0001102	$489.65
Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Spire Global, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,436,793(3)	$0.6185(4)	$888,656.47	0.0001102	$97.93
Total Offering Amounts			8,620,762		$5,331,941.30		$587.58
Total Fee Offsets							˗
Net Fee Due							$587.58

(1)

The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Accordingly, pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shown in the table above, an indeterminate number of shares of Class A Common Stock that may become issuable by reason of such provisions.

(2)

Reflects an automatic increase to the number of shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 Plan, which annual increase is provided for in the 2021 Plan.

(3)

Reflects an automatic increase to the number of shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 ESPP, which annual increase is provided for in the 2021 ESPP.

(4)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the Registrant’s registration fee on the basis of $0.6185 per share, which is the average of the high and low prices of the Class A Common Stock, as reported on the New York Stock Exchange, on April 12, 2023.